Exhibit 3.41
CERTIFICATE OF FORMATION
OF
OTTER CREEK COAL, LLC
     This Certificate of Formation of Otter Creek Coal, LLC (the “Company”) is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.
     FIRST. The name of the limited liability company formed hereby is Otter Creek Coal, LLC.
     SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Otter Creek Coal, LLC, this 30th day of April, 2010.

ARCH COAL, INC.
By:	/s/ Robert G. Jones
Name: Robert G. Jones
Title: Senior Vice President — Law, General Counsel and Secretary